POYAM
VALVES

2010-05-20

TO WHOM IT MAY CONCERN

Sirs,

The business of AMPO S.COOP-POYAM Valves is greatly developing and booming in the world. So per the strategy and policy of AMPO S.COOP-POYAM Valves, area service center will be set up to provide extremely strong service and support for customers. This will serve as formal authorization for **Petrochemical Engineering Limited** (Room 3, 18/F., Block B, MP Industrial Centre, No.18 Ka Yip Street, Chai Wan, Hong Kong) to be responsible for set up and manage a service center in China until end of January of 2011. The responsibility of the service center will include as follows:

1. Support to Ampo S. Coop-Poyam Valves during the negotiation and conclusion of Commercial Issues.
2. Technical Consultant Support.
3. Technical Support
4. After-service
5. Stocking and supplier of Spare parts.

Thank you for your interest in POYAM VALVES and we look forward to working closely with your firm to ensure the satisfaction of our mutual customer.

POYAM VALVES
TEL. +34 943 80 53 43
FAX +34 943 88 88 47
POLIGONO POYAM
20213 IDIAZABAL (GIPUZKOA) SPAIN
AMPO S.Coop

Iker Azurmendi
China Sales Manager
AMPO S. COOP – POYAM VALVES
www.poyam.com
MP Spain: +34-609854182
MP China: +86-13601751912

MONDRAGON
CORPORACION COOPERATIVA